As filed with the Securities and Exchange Commission on January 29, 2009

Registration No. 333-58422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 108th Avenue NE, Suite 1200

Bellevue, Washington 98004

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

INFOSPACE, INC. 2001 NONSTATUTORY STOCK OPTION PLAN

INFOSPACE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Alejandro C. Torres

General Counsel and Secretary

InfoSpace, Inc.

601 108th Avenue NE, Suite 1200

Bellevue, Washington 98004

(425) 709-8241

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Saper

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value (the “Common Stock”), of InfoSpace, Inc. (the “Registrant”), to be issued upon exercise of options granted under the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan	1,500,000 shares	—	—	—
Common Stock of InfoSpace, Inc. to be issued under the InfoSpace, Inc. 1998 Employee Stock Purchase Plan	1,000,000 shares	—	—	—

(1)	The number of shares of Common Stock stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted or may in the future be granted under the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan, and (ii) under the InfoSpace, Inc. 1998 Employee Stock Purchase Plan. Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan and InfoSpace, Inc. 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. The purpose of the filing of this Post-Effective Amendment No. 2 to Form S-8 is to correct the designation of the plans to which it relates and to properly indicate the allocation of the shares registered in the original Registration Statement on Form S-8 (File No. 333-58422) between the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan and the InfoSpace, Inc. 1998 Employee Stock Purchase Plan.

(2)	All shares were previously registered under the Registration Statement on Form S-8 (File No. 333-58422) filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2001. A registration fee of $11,531.25, calculated according to Rule 457(c) and (h) under the Securities Act, was paid upon the previous registration of the shares. Accordingly, no fee is included herewith.

INFOSPACE, INC.

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by InfoSpace, Inc. (the “Registrant,” “we,” “us” or the “Company”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) are hereby incorporated by reference in this post-effective amendment no. 2 on registration statement on Form S-8 (the “Registration Statement”) (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed pursuant to Section 13 of the Exchange Act;

(3) the Company’s Current Reports on Form 8-K dated January 4, 2008, March 4, 2008, June 16, 2008, July 3, 2008, October 6, 2008 and November 10, 2008; and

(4) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, dated December 3, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Further, in accordance with the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director’s fiduciary duty of care in certain instances. The Restated Bylaws (the “Restated Bylaws”) of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law. The Company also currently maintains director and officer liability insurance.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan.

4.2(2)	InfoSpace, Inc. 1998 Employee Stock Purchase Plan.

5.1(3)	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered (2001 Nonstatutory Stock Option Plan).

5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered (1998 Employee Stock Purchase Plan).

23.1(3)	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.2).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-58422) filed by the Registrant on December 12, 2001.

(2)	Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-62323) filed by the Registrant on August 27, 1998.

(3)	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 (File No. 333-58422) filed by the Registrant on April 6, 2001.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 29, 2009.

INFOSPACE, INC.

By:	/s/ Alejandro C. Torres
Alejandro C. Torres, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alejandro C. Torres as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Voelker James F. Voelker	Chairman, Chief Executive Officer and President (Principal Executive Officer)	January 29, 2009

/s/ David Binder David Binder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2009

/s/ John E. Cunningham, IV John E. Cunningham, IV	Director	January 29, 2009

/s/ Jules Haimovitz Jules Haimovitz	Director	January 29, 2009

/s/ Richard D. Hearney Richard D. Hearney	Director	January 29, 2009

/s/ William J. Ruckelshaus William J. Ruckelshaus	Director	January 29, 2009

Lewis M. Taffer	Director	January __, 2009

/s/ George M. Tronsrue III George M. Tronsrue III	Director	January 29, 2009

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan.

4.2(2)	InfoSpace, Inc. 1998 Employee Stock Purchase Plan.

5.1(3)	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered (2001 Nonstatutory Stock Option Plan).

5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered (1998 Employee Stock Purchase Plan).

23.1(3)	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.2).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-58422) filed by the Registrant on December 12, 2001.

(2)	Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-62323) filed by the Registrant on August 27, 1998.

(3)	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 (File No. 333-58422) filed by the Registrant on April 6, 2001.